As filed with the Securities and Exchange Commission on April 24, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NOVONIX LIMITED
(Exact name of registrant as specified in its charter)

Australia	98-1559131
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1029 West 19th Street Chattanooga TN United States	37408
(Address of Principal Executive Offices)	(Zip Code)

NOVONIX LIMITED PERFORMANCE RIGHTS PLAN
(Full title of the plan)

Robert Long

Chief Financial Officer

1029 West 19th Street

Chattanooga, Tennessee 37408

(423) 206-7757

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

NOVONIX Limited (the “Company” or the “Registrant”) is filing this registration statement on Form S-8 (this “Registration Statement”) solely for the purpose of registering an additional 25,239,891 ordinary shares, no par value, authorized for issuance under the Novonix Limited Performance Rights Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also includes an indeterminate number of additional shares of Common Stock that may become issuable under the Plan by reason of anti-dilution and other adjustments.

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Company’s prior registration statement on Form S-8 (File No. 333-283976) also relating to the Plan, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* As permitted by Rule 428 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in this Part I of Form S-8 (“Plan Information” and “Registrant Information and Employee Plan Annual Information”) will be sent or given to employees as specified by the Securities and Exchange Commission (the “SEC” or the “Commission”) pursuant to Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Company will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b) under the Securities Act, and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the SEC are incorporated by reference in this Registration Statement:

(a) the Company’s Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on February 26, 2026 (the “Annual Report”); and

(b) the description of the ordinary shares contained in the Registration Statement on Form 20-F, dated January 27, 2022, filed with the SEC by the Company to register the American Depositary Shares, each representing four ordinary shares under the Securities Exchange Act of 1934 (the “Exchange Act”), and any amendment or report filed for the purpose of updating this information (including Exhibit 2.3 to the Annual Report).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and, to the extent specifically designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by the Company to the SEC, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents with the SEC. Notwithstanding the foregoing, no information is incorporated by reference in this Registration Statement where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the Company indicates in the report or filing containing such information that the information is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this Registration Statement.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description
4.1(1)	Certificate of Registration of the Registrant

4.2(2)	Constitution of the Registrant

4.3(3)	Form of Deposit Agreement

4.4(4)	Form of American Depositary Receipt

5.1	Opinion of Allens

10.1(5)	Performance Rights Plan

23.1	Consent of PricewaterhouseCoopers, independent registered public accountants

23.2	Consent of Allens (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

107	Filing Fee Table

(1) Filed as Exhibit 1.1 to the Annual Report and incorporated herein by reference.
(2) Filed as Exhibit 1.2 to the Annual Report and incorporated herein by reference.

(3) Filed as Exhibit 2.1 to the Annual Report and incorporated herein by reference.

(4) Filed as Exhibit 2.2 to the Annual Report and incorporated herein by reference.

(5) Filed as Exhibit 4.3 to the Annual Report and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of Queensland, on April 24, 2026.

NOVONIX LIMITED

By:	/s/ Robert Long
Name:	Robert Long
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert Long and Kimberly Heimert, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Mike O’Kronley	Chief Executive Officer	April 24, 2026
Mike O’Kronley	(Principal Executive Officer)

/s/ Robert Long	Chief Financial Officer	April 24, 2026
Robert Long	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ron Edmonds	Director and Chairman	April 24, 2026
Ron Edmonds

/s/ Admiral Robert J. Natter	Director and Deputy Chairman	April 24, 2026
Admiral Robert J. Natter

/s/ Tony Bellas	Director	April 24, 2026
Tony Bellas

/s/ Sharan Burrow AC	Director	April 24, 2026
Sharan Burrow AC

/s/ Jean Oelwang	Director	April 24, 2026
Jean Oelwang

/s/ Suresh Vaidyanathan	Director	April 24, 2026
Suresh Vaidyanathan
Novonix Corp.
as Authorized Representative in
the United States

By:	/s/ Robert Long	April 24, 2026
Name:	Robert Long
Title:	Chief Financial Officer